EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Rebecca Winning
         InfoNow Corporation
         (303) 293-0212
         rwinning@infonow.com
         --------------------


                  INFONOW ANNOUNCES SECOND QUARTER 2005 RESULTS

       Company delivers positive cash flow and near-to-break-even earnings in the second quarter; announces key initiative to create
                      "on-demand" Channel Insight offering

DENVER, August 11, 2005 - InfoNow Corporation (NASDAQ: INOW), a leading provider of channel visibility and channel management solutions, today announced second quarter 2005 financial results.

For the second quarter of 2005, the Company reported:

- Revenue of $2.2 million, down from revenue of $2.8 million in the second quarter of 2004;
- A net loss of $23,000, or $0.00 per share, compared to net income of $98,000, or $0.01 per share, in the second quarter of 2004;
- Operating cash flow of $102,000, compared to operating cash flow of $351,000 in the second quarter of 2004;
- Total cash flow of $59,000, versus total cash flow of $362,000 in the same period a year ago; and
- A cash balance of $3.4 million at June 30, 2005, down from $4.2 million at June 30, 2004.

The year-over-year decline in revenue is primarily due to a $222,000 reduction in monthly service fees related to client contract renewals completed in the fourth quarter of last year, coupled with slower-than-expected sales of the Company's Channel Insight offering. The Company's cost structure benefited primarily from a reversal of prior-period bad debt expense in the second quarter and a reduction in work force and associated one-time charges in the first quarter.

The Company reported the following highlights:

o In the second quarter, InfoNow renewed and/or expanded channel management and/or Channel Insight agreements with approximately 27 percent of its existing clients, including companies such as ATI Technologies, Bank One/JP Morgan Chase, Canadian Imperial Bank of Commerce, Hewlett-Packard, SMC and Wachovia.

o More recently, the Company announced that it has joined the Siebel Alliance Program as a Siebel Software Partner. Through this alliance, InfoNow will support joint clients with accurate and timely customer and partner business intelligence as provided by InfoNow's Channel Insight offering.


                                     -more-

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InfoNow Announces Second Quarter 2005 Results - Page 2 of 4

o The Company also announced plans to launch a new Channel Insight - Data Quality Service in the third quarter. This new service collects customer and channel partner data and leverages unique Channel Insight technology to deliver a single, highly accurate view of customers and partners that can be used reliably to support real-time marketing, sales, compensation and customer service initiatives.

o Finally, the Company announced an initiative to create a software-as-a-service (i.e., "on-demand") Channel Insight offering, planned for availability early next year. This new service is expected to accelerate market penetration of Channel Insight by making it more flexible, easier to deploy and available to a broader set of potential clients.

"Going forward, we have focused initiatives to grow our Channel Management business, deliver and sell new Channel Insight offerings, and continue to develop key selling partnerships," said Harry Herbst, interim CEO of InfoNow. "We have also launched a key initiative to create an `on-demand' Channel Insight offering which should enable us to broaden the addressable market for Channel Insight and significantly lower the cost to deliver the service. This will take some time and require increased investment; however, it should put us back on the path to growth."

The Company provided the following guidance for InfoNow's expected performance:

In the third quarter of 2005, the Company expects flat sequential revenue, a net loss of ($0.04) to ($0.05) per share and a sequential reduction in its cash balance.

InfoNow will hold a dial-in conference call at 9:00 a.m. (MDT) on Thursday, August 11, 2005 to review results of operations for the second quarter of 2005. Investors can access the call by dialing 1-800-219-6110. The call also will be broadcast live and archived on the company's corporate Web site at www.infonow.com. Visitors can access the audio Web cast by visiting the Investor Relations section of the Web site and following the conference call prompts.

About InfoNow Corporation

InfoNow (Nasdaq:INOW) provides channel management and channel visibility software and services to companies that sell through complex channel partner networks. The Company's Channel Insight service gives companies rich, timely and actionable data on channel sales, including enhanced market intelligence on partners and end customers. It also includes tools to help clients use this data to profitably grow their business, through detailed customer segmentation and profiling, targeted opportunity generation, robust partner tracking and analysis, closed-loop opportunity tracking, sales credit assignment, inventory tracking and more. The Company also offers channel management services for partner profiling and referrals, lead generation and management, and partner relationship management. Since 1996, InfoNow has helped leading companies such as Apple, Bank of America, EMC, Enterasys Networks, Hewlett-Packard, SMC, Visa and Wachovia better serve their end customers through complex channel networks. InfoNow is based in Denver, Colorado. For more information, please visit the Company's Web site at www.infonow.com.
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                                     -more-

InfoNow Announces Second Quarter 2005 Results - Page 3 of 4

The statements made in this press release represent InfoNow's views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. InfoNow undertakes no duty to any person to provide any interim update under any circumstances, except as otherwise required by law. This press release contains forward-looking statements, including statements relating to the Company's expectations for financial results in the remainder of 2005. These statements are not guarantees of future performance and are generally identified by such words as "should," "plans," "intends," "predicts," "expects," and "believes." Statements regarding future events are based on InfoNow's current expectations and are necessarily subject to associated risks related to, among other things, the Company's ability to meet its objectives. Factors that could affect the Company's ability to achieve its objectives include the following: the Company may not be successful in forecasting customer demand for its solutions; extended sales cycles could have a negative impact on the timing of sales, implementations and revenue recognition; the Company may not be successful in its efforts to extend and expand key customer contracts; strategic partnerships may not provide revenue contributions as quickly as anticipated; the Company may not collect cash payments from customers as quickly as anticipated; the Company may not achieve operational efficiencies as quickly as anticipated; and/or the Company may not develop and deploy its software and services as expected. In light of these and other risks, there can be no assurance that the forward-looking statements contained in this press release will in fact be realized. Actual events or results may differ materially. Detailed information on factors that could cause actual results to differ materially from forward-looking statements made in this release are contained in the Company's reports on form 10-KSB and 10-QSB filed with the Securities and Exchange Commission. These reports may be accessed through the EDGAR database maintained by the SEC at http://www.sec.gov/.
-------------------

 InfoNow is a registered trademark of InfoNow Corporation. All other trademarks are the property of their respective owners.

                                       ###

InfoNow Announces Second Quarter 2005 Results - Page 4 of 4

REPORTED FINANCIAL HIGHLIGHTS
(000s of U.S. dollars except per share amounts)
Unaudited

                                                                     Three Months Ended
                                                       June 30,            March 31,            June 30,
                                                         2005                2005                 2004
Statements of Operations Data
Revenues                                              $  2,170             $  2,272             $  2,822
Cost of Revenues                                         1,263                1,733                1,368
                                                      --------------------------------------------------
Gross Margin                                               907                  539                1,454
Selling & Marketing Expense                                232                  403                  538
Product Development Expense                                176                  199                  186
General & Administrative Expense                           539                1,059                  636
                                                      --------------------------------------------------
Total Operating Expense                                    947                1,661                1,360
Income/(Loss) from Operations                              (40)              (1,122)                  94
Other Income                                                17                   13                    4
                                                      --------------------------------------------------
Net Income  (Loss)                                    ($    23)            ($ 1,109)                  98
                                                      ==================================================
Net Income (Loss) Per Share:
  Basic                                               ($  0.00)            ($  0.11)            $   0.01
  Diluted                                             ($  0.00)            ($  0.11)            $   0.01
Average Shares Outstanding:
  Basic (000s)                                          10,055               10,052                9,914
  Diluted (000s)                                        10,055               10,052               10,975


                                                                           June 30,             Dec. 31,
                                                                             2005                 2004

Balance Sheet Data
Assets:
Cash                                                                       $  3,363             $  3,764
Other Current Assets                                                          1,613                1,904
                                                                           -----------------------------
Total Current Assets                                                          4,976                5,668
Other Assets                                                                    386                  480
                                                                           -----------------------------
       Total Assets                                                        $  5,362             $  6,148
                                                                           ==============================
Liabilities and Stockholders' Equity:
Total Current Liabilities                                                  $  2,633             $  2,299
Other Liabilities                                                               174                  171
Stockholders' Equity                                                          2,555                3,678
                                                                           -----------------------------
       Total Liabilities and Stockholders' Equity                          $  5,362             $  6,148
                                                                           =============================